Exhibit 10(j)

SECRETARIAL CERTIFICATION
OF THE
COMPENSATION/NOMINATING/CORPORATE GOVERNANCE COMMITTEE
TCF FINANCIAL CORPORATION
May 17, 2004

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Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

1)  RE: Supplemental Employees Retirement Plan Amendment

WHEREAS, this Committee has the authority to amend the Supplemental Employees Retirement Plan (“SERP”) and desires to: (a) prohibit participation in the Plan by employees hired on or after July 1, 2004; and (b) prohibit any new benefit accruals for employees rehired after that date.

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that Section IV(a) of the Plan “Supplemental Benefits related to the TCF Pension Plan” is amended effective July 1, 2004 as follows:

Sub-paragraph (i), as amended May 30, 2003, relating to termination and payout of supplemental benefits related to the pre-August 31, 1990 TCF Pension Plan, is unchanged.

Sub-paragraph (ii), as included in the SERP Plan restatement dated July 21, 1997, relating to supplemental benefits for the TCF Cash Balance Pension Plan, is and remains in effect subject to the following, which is added at the end thereof:

Effective July 1, 2004, the Cash Balance Pension Plan was amended to prohibit any employees hired on or after that date from becoming Participants in that Plan and to prohibit employees rehired on or after that date from accruing any additional Pay Credits under that Plan.  Accordingly: (I) an employee first hired by a TCF Participating Employer or Affiliate on or after July 1, 2004 shall not be entitled to any supplemental benefits from this SERP relating to the TCF Cash Balance Pension Plan;  (II) an employee rehired by a TCF Participating Employer or an Affiliate on or after July 1, 2004 shall not accrue any additional supplemental Pay Credits from this SERP relating to the TCF Cash Balance Pension Plan based on employment service after such rehiring; and (III) an employee employed by a Participating Employer on June 30, 2004 shall continue to receive supplemental Pay Credits under this SERP relating to the Cash Balance Plan under the provisions of sub-paragraph (ii) as included in the 1997 restated Plan, which shall be and remain in full force and effect.

I, Gregory J. Pulles, Secretary of TCF Financial Corporation, do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the meeting of the Compensation/Nominating/Corporate Governance Committee of the TCF Financial Corporation Board of Directors held on May 17, 2004 and that the minutes have not been modified or rescinded as of the date hereof.

/s/ Gregory J. Pulles
Gregory J. Pulles

(Corporate Seal)

Dated: May 18, 2004